February 10, 1998




Fox Asset Management, Inc.
44 Sycamore Avenue
Little Silver, New Jersey 07739-1220



                          INVESTMENT ADVISORY AGREEMENT


Investors Research Fund, Inc. (the "Fund") is an open- end, diversified management investment company registered under the Investment Company Act of 1940, as amended (the "Act"). The Fund is engaged in the business of investing and reinvesting its assets in securities of the type, and in accordance with the limitations, specified in the Prospectus, Application and Statement of Additional Information dated January 30, 1998, which is a part of its effective Registration Statement filed with the U.S. Securities and Exchange Commission, all in such manner and to such extent as may from time-to-time be authorized by the board of directors of the Fund. The Fund hereby retains you as investment adviser for the consideration and upon the terms and conditions hereinafter set forth:

     1. The Fund employs you to manage the investment and reinvestment of its assets and, without limiting the generality of the foregoing, to supervise the investment affairs of the Fund, to make reviews of its investments, and to effect investment changes whenever such changes appear to be desirable. In addition, you are to perform all statistical, research and analysis services necessary to the performance of your duties as investment adviser. Such services shall be rendered directly to the Fund.

     2. It is understood that you will from time-to-time employ or associate with yourself such persons as you believe to be particularly fitted to assist you in the execution of your duties hereunder, the cost of performance of such duties to be borne and paid by you. You will provide adequate and suitable office space for the performance of your duties hereunder. You will provide to the Fund in writing, promptly following request, such information regarding itself and the Fund's investments as shall be necessary for the preparation of periodic reports to the Fund's stockholders and such other documents and papers as may be required to comply with applicable laws and the rules, regulations and other requirements of the Securities and Exchange Commission or other federal, state or local governmental agencies. You agree to permit inspection by officers and directors of the Fund, upon reasonable notice and at reasonable times, of all records, books, correspondence, stockholder lists, and other papers and documents maintained or prepared by you in connection with the Fund's business and affairs. Furthermore, you agree to maintain, preserve and make available all such records in accordance and compliance with Section 31 of the Act, Section 204 of the Investment Advisers Act of 1940 (as amended) and all governmental regulations and requirements, as applicable to you in your capacity as investment adviser to the Fund.

     3. You will make decisions with respect to all purchases and sales of securities for or on account of the Fund. To carry out such decisions, you are hereby authorized, as the Fund's agent and attorney-in-fact, for the Fund's account, at the Fund's investment risk, and in the Fund's name, to place orders for the investment and reinvestment of its  assets.  In  all  purchases,  sales  and  other  transactions  in securities for the Fund, you are authorized to exercise full discretion and act for the Fund in the same manner and with the same force and effect as the officers and directors might or could do with respect to such purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions. In this regard, however, it is understood that you will not be making purchases and sales of securities on behalf of the Fund in your capacity as a broker- dealer. Notwithstanding the foregoing, all procedures for making changes in the Fund's portfolio of securities, including procedures for the placing and confirmation of orders with brokers and dealers, shall at all times be and remain under the direction and control of the Fund's board of directors and officers. You will, however, maintain such records and perform such duties in connection with the Fund's portfolio of securities as may be reasonably requested by the Fund, and as may be required by applicable governmental laws and regulations.

     4. The Fund shall provide you with all information under its control which may be reasonably required for the performance of your duties hereunder, and agrees to advise you promptly of any changes in the Fund's policies which may affect any of your obligations hereunder. Except as otherwise specifically provided hereinabove, you shall have no obligation to provide supervisory or administrative services in connection with the general business and affairs of the Fund, it being expressly agreed and understood that the Fund shall employ other persons to maintain its own books and records, prepare and file with the Securities and Exchange Commission and applicable governmental and quasi-governmental authorities periodic reports and amendments to the Fund's Registration Statement, prepare notices of stockholders' meetings, declarations of dividends and other communications from the Fund to its stockholders, and to operate and conduct the general business and administrative affairs of the Fund. If, however, you or your affiliates shall render any such services at the request of the officers or directors of the Fund, the Fund will pay to you or such of your affiliates the fully burdened cost of such personnel for rendering such services to the Fund at such rates as shall from time-to-time be agreed upon between you and the Fund.

     5. You will report to the board of directors of the Fund at each regularly scheduled meeting thereof all changes in the Fund's portfolio since the prior report, and will furnish to the Fund from time-to-time such information as you may believe appropriate concerning the Fund's portfolio, whether concerning the individual companies whose securities are included in the Fund's portfolio, the industries in which they are engaged, or the conditions prevailing in the economy generally. You will also furnish to the Fund such statistical and analytical information with respect to securities in its portfolio as you may believe appropriate or as the board of directors may reasonably request. In making purchases and sales of securities, you will bear in mind the policies set from time-to-time by the board of directors of the Fund as well as the limitations imposed in the Fund's Registration Statement, the Act, and the Internal Revenue Code of 1986, as amended, in respect of regulated investment companies.

     6. All expenses and charges incident to the operation of the Fund, including, but not limited to, (a) payment of the fees payable to you under Paragraph 7, (b) custody, transfer and dividend disbursing expenses, (c) directors' fees and officers' compensation, (d) legal and auditing expenses, (e) clerical, accounting and other office costs of the Fund, (f) the cost of personnel providing services to the Fund, as provided in Paragraph 4, (g) costs of printing the Fund's prospectus and reports to the stockholders, (h) costs of maintenance of the Fund's corporate existence and qualifications to do business,
          (i) interest and bank charges,  taxes, brokerage fees and commissions,
          (j) costs of stationery and supplies, (k) expenses and fees relating to registration and filing with the Securities and Exchange Commission and state regulatory authorities, and (l) such promotional expenses as may be contemplated by an effective plan pursuant to Rule 12b-1 under the Act, providing, however, that payment by the Fund of such promotional expenses shall be in an amount, and in accordance with the procedures, set forth in such plan, and excepting those expenses to be paid by you as an incidence of the investment advisory services to be performed by you hereunder, shall be borne and paid by the Fund either directly or by way of reimbursement to you for any such expenses you have advanced pursuant to agreement with the Fund.

     7. In consideration of the services to be rendered by you, the Fund agrees to pay to you a quarterly fee equal to 0.125% of the net assets of the Fund calculated as an average of the net assets of the Fund as of the close of each month of the Fund's fiscal year; said fee not to exceed 0.5% annually of the average net assets of the Fund calculated as at the close of each month of the Fund's fiscal year. The value of the Fund's assets shall be determined in accordance with Section 2(a)(41) of the Act as of the last business day of each month.

     8. We shall expect of you, and you will give us the benefit of your best judgment and effort in rendering services to the Fund. The Fund agrees as an inducement to your undertaking these services that neither you, nor your officers, directors, shareholders, employees or agents, or any affiliates of the foregoing shall be liable for any mistake of judgment, or opinion relating to portfolio and investment matters of the Fund, except for lack of good faith, provided that nothing herein shall be deemed to protect, or purport to protect, you against any liability to the Fund or its stockholders to which you would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of your obligations and duties hereunder, or by reason of your reckless disregard of your obligations and duties hereunder.

     9. The Fund hereby continuously represents that (a) the shares of the Fund have been and will continue to be offered and sold in compliance with all applicable federal and state securities laws including, without limitation, the Act, the Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended, (b) the Fund is, and at all times during the term of this Agreement will be, an open-end diversified management investment company duly registered and in good standing under all applicable federal and state laws, including, without limitation, the Act, (c) the Registration Statement and prospectus pursuant to which the shares of the Fund have been and will be offered and sold will not contain any untrue statement of material facts or omit to state a material fact required to be stated therein or necessary to make the statements made therein not misleading, provided, however, that this clause (d) shall not apply to statements in or omissions from such Registration Statement or prospectus made in reliance upon and in conformity with information furnished to the Fund in writing by you which is incorporated accurately into such Registration Statement or prospectus, and (e) this Agreement has been approved by the board of directors of the Fund, including a majority of the directors who are not interested persons thereof. The Fund agrees to indemnify, defend and hold you, and your officers, directors, shareholders, and employees, and their respective affiliates, harmless from and against any and all loss, cost, damage, liability and expense (including, without limitation, reasonable attorneys' fees and costs) which you or any of them may suffer, sustain or incur as a result of the Fund's breach of the foregoing.

     10. You are to have no authority to make, and agree not to make, any representation on behalf of the Fund. You will not give advice or make recommendations concerning the Fund to any of your other clients except in your capacity as investment counsel for such other clients and not on behalf of the Fund. All powers of control over the Fund's investments shall at all times be and remain in the Fund's directors and officers.

     11.  This  Agreement  shall become  effective as of the date of approval of this Agreement by the vote of a majority of the outstanding voting securities of the Fund or upon termination of the current advisory agreement, whichever is later, and shall continue in effect until the first anniversary of such date, and thereafter for successive twelve-month periods (computed from each anniversary date), provided that such continuance is specifically approved at least annually by the board of directors of the Fund or by vote of a majority of the outstanding voting securities (as defined in Section 2(a)(42) of the Act) of the Fund, and, in either case, by a majority of the board of directors who are not parties to this Agreement or interested persons (as defined in Section 2(a)(19) of the Act) of any such party (other than as an officer or director of the Fund); provided, further, however, that if the continuation of the Agreement is not approved, you may continue to render to the Fund the services described herein in a manner and to the extent permitted by the Act and the rules and regulations thereunder. This Agreement may be terminated, without the payment of any penalty, by a vote of a majority of the outstanding voting securities (as defined in the Act) of the Fund, or by a vote of a majority of the board of directors on sixty (60) days' written notice to you, or by you on sixty (60) days' written notice to the Fund. The Fund hereby agrees to promptly call a meeting of the stockholders of the Fund to consider and vote upon the approval of this Agreement; and to prepare and prosecute any amendments to the Registration Statement necessitated by this Agreement. If, within ninety (90) days after the date hereof, this Agreement shall not have been approved by the holders of a majority of the shares of the Fund, you will be entitled to terminate this Agreement upon notice to the Fund and will be entitled to any Fees earned by you as provided in Paragraph 7.

     12. The Fund represents that the investment advisory contract with its past adviser will be terminated, without payment of any penalty, by the board of directors of the Fund effective within sixty (60) days of notice of termination.

          However, it is recognized that this contract must be approved by the Fund's shareholders pursuant to Section 15 of the Investment Company Act of 1940 before it can become effective. The Fund will proceed promptly to solicit such approval upon signature of this agreement by Fox Asset Management, Inc. ("Fox").

     13. This Agreement may not be transferred, assigned, sold, or in any manner hypothecated or pledged by you, and this Agreement shall terminate automatically in the event of any such transfer, assignment, sale, hypothecation or a pledge by you. The terms, "transfer", "assignment" and "sale" as used in this paragraph shall have the meanings ascribed to them by governing law and interpretations thereof contained in rules or regulations promulgated by the Securities and Exchange Commission thereunder. You may assign this Agreement in a transaction in which you rely bona fide upon Rule 2a-6 under the Act upon notice to the Fund.

     14. In the event this Agreement is terminated for any reason and no subsequent agreement is entered into between you and the Fund, all fees and all other monies due to you hereunder shall be prorated as of the effective date of termination and paid within five (5) business days thereafter. Upon such termination, or within a reasonable time thereafter, you shall make available to the Fund all books, records, correspondence, stockholders' lists and other papers and documents pertaining to the Fund which are in your possession or control. In the event that the Fund shall request that copies of any relevant records be delivered to it, the Fund shall pay for the copying of those records. In this regard, it is understood that it is your present practice to retain permanently all of your records without any destruction of such records. You agree to notify the Fund immediately of any change in that policy. The Fund hereby agrees that, during the term of the Agreement and for a period of one (1) year following the termination of this Agreement, it will not employ, solicit for employment, or engage or solicit for engagement, directly or indirectly, any person employed by you or any of your affiliates at any time within one (1) year preceding the proposed date of employment or engagement (or any firm with whom such a person is an associated person) without your express written consent.

     15. Except to the extent necessary to enable you to perform your obligations hereunder, nothing herein shall be deemed to limit or restrict your right, or the right of any of your officers, directors, shareholders, or employees, or any affiliates thereof, to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual, trust or association.

     16.  The  Fund   acknowledges   and  agrees   that  you  may  obtain   from
          broker-dealers approved by the board of directors of the Fund supplemental research, market and statistical information for use with respect to the Fund. The term "research, market and statistical information" includes, without limitation, advice as to the value of securities, the advisability of investing, purchasing and selling securities, and the availability of securities or purchasers or sellers of securities, and furnishing analyses and reports concerning issues, industries, securities, economic factors and trends, portfolio strategy and performance of accounts. The Fund understands that such information will be in addition to and not in lieu of the services required to be performed by you under this Agreement and that your expenses will not necessarily be reduced as a result of the receipt of such information. The Fund also acknowledges that such information may be useful to you and your affiliates in providing services to clients other than the Fund and that not all such information will at all times be used by you in connection with the Fund. Finally, the Fund acknowledges that information provided to you and your affiliates by brokers and dealers through whom other clients of yours effect securities transactions may be useful to you in providing services to the Fund. Accordingly, the Fund understands that investment decisions for the Fund may not, at all times, be made independently from those of other accounts managed by you and your affiliates. In furtherance of the foregoing, the Fund agrees that, when the same securities are purchased for or sold by the Fund and any such other accounts you shall allocate such purchases and sales in a manner deemed by you to be fair and equitable to all of the accounts, including the Fund, and, subject to your obtaining the best price and execution for your clients (which shall not necessarily mean the lowest commission available), brokers and dealers providing research, market and statistical information may be engaged to effect transactions on behalf of the Fund.

     17. Fox makes the following representations on both a present and continuing basis:

          A. Fox currently has a Code of Ethics meeting the requirements of 17 CFR 270.17j-1. Fox is currently enforcing that code and will continue to maintain and enforce the code in accordance with both its letter and spirit.

          B. Fox will be in compliance with all requirements to have its record-keeping and administrative systems capable of handling the Year 2000 demands at the time such capability is required. Upon meeting such requirements, Fox will provide written certification to the Fund that it has the requisite capability in place.

          C. Fox has competent emergency procedures in place to assure continuing competent management of the Fund's portfolio in the event of an emergency.

          D. Fox will provide a prompt report to the Fund of any development which does or might affect its ability to service the Fund in accordance with this agreement, including any developments which may be covered under Section 9 of the Investment Company Act, as amended, or Rule 206(4)-4 under the Investment Advisers Act.

     18. The Fund agrees that it will nominate to its shareholders for election as directors of the Fund two (2) qualified persons recommended by Fox as qualified and desirable to serve in such positions. In this respect, Fox agrees that said persons will abstain from votes taken with respect to selection, tenure and employment of the Fund's investment adviser.

     19. All notices and communications to be made hereunder shall be in writing and shall be delivered to the Fund or to you, as the case may be, by U.S. certified mail, return receipt requested, postage prepaid, by commercial courier or by personal delivery, in each case to the address set forth in this Agreement or to such other person or address as shall be identified by written notice as provided herein. Any notice or communication sent by mail as aforesaid, shall be deemed delivered three (3) business days after deposit in the U.S. mail; any notice sent personally or by commercial courier shall be deemed delivered upon confirmation of receipt at such address.

     20. This Agreement shall be governed by and construed in accordance with the laws of the State of California. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder shall not be thereby affected.

If the foregoing is satisfactory to you, please indicate your acceptance by signing below.

Very truly yours,

INVESTORS RESEARCH FUND, INC.


By: Hugh J. Haferkamp

Title: President



ACCEPTED THIS 12th DAY OF February, 1998


FOX ASSET MANAGEMENT, INC.


By:J. Peter Skirkanich


Title: President